UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 15, 2006

                               ESCALA GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                        1-11988                  22-2365834
        --------                        -------                  ----------
(State or other jurisdiction of   (Commission file number)     (I.R.S. employer
incorporation or organization)                               identification no.)

                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 421-9400
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THESE INCLUDE THE FOLLOWING: (I) THE NATURE, SCOPE AND ESTIMATED IMPACT OF EXPECTED RESTATEMENTS IS PRELIMINARY AND MAY CHANGE BASED UPON ADDITIONAL ANALYSIS BY THE COMPANY OR ITS AUDITORS; (II) THE NUMBER AND TYPE OF MATERIAL WEAKNESSES IN INTERNAL CONTROL OVER FINANCIAL REPORTING COULD DIFFER MATERIALLY FROM THAT SET FORTH HEREIN; (III) ALTHOUGH, AS OF THE PRESENT TIME, THE AUDIT COMMITTEE HAS CONCLUDED ITS INVESTIGATION OF THE MATTERS DESCRIBED ABOVE, THE AUDIT COMMITTEE, THE COMPANY'S BOARD OF DIRECTORS, OR OTHER COMMITTEES OF THE BOARD OF DIRECTORS MAY RECONSIDER THESE MATTERS, OR CONSIDER ADDITIONAL MATTERS, OR MAKE ADDITIONAL FINDINGS, IF THEY RECEIVE ADDITIONAL INFORMATION OR IF THEY DEEM SUCH A REVIEW TO BE APPROPRIATE IN LIGHT OF FUTURE DEVELOPMENTS INCLUDING THE COMPANY'S COOPERATION WITH GOVERNMENTAL AUTHORITIES;
(IV) THE COMPANY CONTINUES TO COOPERATE WITH AN SEC INQUIRY, WHICH MAY LEAD TO CHANGES IN THE COMPANY'S ACCOUNTING POLICIES AND PRACTICES, AND/OR TO AN ADDITIONAL RESTATEMENT OF FINANCIAL STATEMENTS, AND/OR MAY OTHERWISE BE ADVERSE TO THE COMPANY, AND (V) THE COMPANY MAY INCUR SIGNIFICANT EXPENSES IN CONNECTION WITH THE SEC INQUIRY OF THE COMPANY AND WITH THE PURPORTED CLASS ACTION LAWSUITS AND DERIVATIVE ACTIONS. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company previously reported that its Board of Directors had directed its Audit Committee to review the transactions between the Company and the Company's majority shareholder, Afinsa Bienes Tangibles, S.A. ("Afinsa"), and to determine whether the Company had acted improperly in its transactions with Afinsa.

Based on the findings of that investigation, and after consultation with the acting Chief Executive Officer, the Company's Board of Directors and the Audit Committee determined on December 15, 2006, that the Company will restate its previously reported financial statements for its fiscal years ended June 30, 2003; June 30, 2004; June 30, 2005; and for the first three quarters of the fiscal year ended June 30, 2006. The previously issued financial reports and the related reports of the Company's independent registered public accounting firm should no longer be relied upon. The Company is continuing to review this matter, and it intends to file its Report on Form 10-K for the fiscal year ended June 30, 2006 as soon as this review is complete, which Report will include restated financial statements for the prior periods.

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

The Audit Committee and the Board of Directors are considering the precise extent of the restatement, but the Company expects that the restatement will relate primarily to the reporting of certain of the transactions between the Company and Afinsa, the totality of which had been reported in its financial statements as "related-party sales" and which are now part of the Company's discontinued operations, as described below. Specifically, the Company now believes that its archival sales to Afinsa should not have been recognized entirely as revenue from a related party, but rather should have been recorded as a combination of revenue from a related party and additional paid-in capital. Archival sales refer to cash sales to Afinsa of large and unique collections of archival material for which, in most cases, there was no substantial sales history. These sales represented a significant portion of the Company's previously reported revenues for the years ended June 30, 2006, 2005 and 2004. The Company currently estimates that such archival sales comprised approximately $73 million of the $417 million in total sales to Afinsa over the time period in question, but such sales accounted for a larger percentage contribution to the gross profits recorded during the period.

As previously reported, on May 9, 2006, Spanish judicial authorities closed down Afinsa's business operations and began an investigation related to alleged criminal wrongdoing by Afinsa and certain of its executives. As a result of these events, the Company has not made any sales to Afinsa since that date and it does not believe that it will again make sales to Afinsa. Accordingly, the Company has identified its separable and material business operations that were affected (and subsequently shut down as a result) and has classified them as discontinued operations in accordance with Statement of Financial Accounting Standard No. 144.

As a result of the reclassification of the Company's global supply operations as discontinued operations, any restatement resulting from the Audit Committee's investigation is not expected to materially affect the results from continuing operations. The Company believes that any such restatement will be largely contained within discontinued operations and would be evidenced by decreased revenues from discontinued operations, decreased net income and decreased retained earnings, the latter of which would be offset by an identical increase in additional paid-in capital, with the net result being no overall change to the Company's total stockholders' equity and cash position, when viewed cumulatively over the time period in question.

It is possible that the Company may discover other aspects of its previously reported financial statements that require restatement; however, the Company currently has no knowledge of any other specific issues requiring restatement. Any final adjustments to the Company's financial statements are subject to the completion of an audit by Amper, Politziner & Mattia, P.C., the Company's independent registered public accounting firm.

The Company's Audit Committee has discussed the matters disclosed in this filing with Amper Politzner & Mattia, P.C.

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On December 18, 2006, the Company issued a press release announcing, among other things, the restatement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Management and the Audit Committee of the Company are evaluating the impact of the restatement of the previously issued financial statements on the Company's assessments of the effectiveness of its internal control over financial reporting as of the applicable periods, including whether a material weakness existed in the Company's internal control over financial reporting for those and other periods, and such assessment will be included in the amendments to the foregoing SEC filings, as appropriate. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on the definition of "material weakness" in the Public Company Accounting Oversight Board's Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a "material weakness" in the design or operation of internal control over financial reporting. There can be no assurance that the Company will not identify other or additional material weakness for such periods.

Item 8.01.  Other Events

As previously disclosed, in May 2006, at the direction of the Board of Directors, the Audit Committee began an investigation into whether the Company had acted improperly in its business transactions with Afinsa. The Audit Committee retained the independent law firm of Kirkland & Ellis LLP, which in turn engaged independent accounting consultants, to investigate and report to the Audit Committee. With its advisors, the Committee examined the business transactions that the Company had entered into with Afinsa between June 2003 (the time of the first significant sale to Afinsa) and May 2006 (when Spanish authorities closed Afinsa's operations), including various major sales of inventory to Afinsa.

The Committee's investigation included a review of a substantial number of Company documents and emails, interviews of present and former Company employees, interviews of present and former employees of Afinsa, and interviews of other persons who were familiar with the transactions being examined. The Committee was given complete freedom to consider any matters it deemed appropriate, and the Committee and its advisors received the full cooperation of the Company. No present or former employee of the Company declined to cooperate with the investigation. However, certain other persons did decline to be interviewed, and the Audit Committee was unable to compel these individuals to provide information. Further, persons providing information to the Audit Committee did not do so under oath.

On December 15, 2006, based on the work it had done, the Audit Committee presented its conclusions to the Company's Board of Directors. The Audit Committee's conclusions included the following:

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

         o Based on the evidence available to it, the Committee found no evidence that the Company had attempted either to defraud Afinsa or to collude with Afinsa in attempting to defraud Afinsa's customers or the Company's investors.

         o Based on the evidence available to it, the Committee concluded that the transactions between the Company and Afinsa were valid; in other words, the Company delivered to Afinsa authentic philatelic materials and Afinsa made payment to the Company in accordance with the terms of the documents that described the transactions.

o Based on the evidence available to it, the Committee concluded that certain of the historical disclosures regarding certain aspects of the transactions between the Company and Afinsa were inaccurate or incomplete. The Audit Committee also concluded that any such disclosure inadequacies were unintentional and were not made with any intent to mislead Escala's investors. As a result, the Committee recommended that it be left to the Company to consider what, if any, additional action needs to be taken with respect to those disclosures.

         o Based on the evidence and professional advice available to it, the Committee concluded that the Company should restate certain of its historical financial statements with respect to its reporting of certain transactions with Afinsa, and recommended that the Company consider and determine the scope of such restatement.

The Audit Committee also made certain recommendations to the Board, which are designed to strengthen the Company's internal controls and provide for an increased review of related party transactions. The Board has adopted these recommendations and is in the process of implementing them.

The disclosure referred to in the third Audit Committee conclusion above relates to the description in the Company's filings with the SEC of archival sales made by the Company to Afinsa, which are the subject of the expected restatement described in Item 4.02 above. As described in such filings, sales of philatelic material to Afinsa under the global supply contracts were made via the fulfillment of purchase orders from Afinsa. The Company generally purchased, inspected, and processed the philatelic materials in a format specified by Afinsa. The prices for materials sold by the Company to Afinsa under the supply contracts were negotiated between the parties and, in some instances, were done so with reference to catalogue values. Some catalogues used for this purpose set their values independently, while others did so at the direction of or with participation by the Company and/or Afinsa. In some cases, values which were set by the Company were not published in a catalogue. The Company's Audit Committee sought to confirm these values and, to that end, between August 2004 and December 2005, the Company, at the direction of the Audit Committee, obtained multiple appraisals of these materials. Later, during its investigation, the

Audit Committee found that some of the individuals who provided those appraisals may not have possessed complete information concerning the materials that they were appraising. The Audit Committee could not, however, conclude that additional information would have changed any of the appraisals. It also could not definitively ascertain the fair market value of the philatelic materials that were the subject of the archival sales, and thus the Audit Committee was not able to confirm that the cash consideration that the Company had received from the archival sales represented the fair market value of such materials.

Although, as of the present time, the Audit Committee has concluded its investigation of the matters described above, the Audit Committee, the Company's Board of Directors, or other committees of the Board of Directors may reconsider these matters, or consider additional matters, or make additional findings, if they receive additional information or if they deem such a review to be appropriate in light of future developments.

On December 18, 2006, the Company issued a press release announcing, among other things, the results of the Audit Committee investigation, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.     Description
------------    ----------------------------------------------------------------
Exhibit 99.1    Press release dated December 18, 2006.


--------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 19, 2006


                                    ESCALA GROUP INC.


                                    By:/s/ Matthew Walsh
                                    --------------------
                                    Name:  Matthew Walsh
                                    Title: President and Chief Financial Officer


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